Exhibit 99.1

SJW Group Announces Pricing of Offering of Common Stock

San Jose, CA – March 8, 2021 – SJW Group (NYSE: SJW) (“SJW” or the “Company”) announced today that it has priced its previously announced underwritten public offering of 1,030,000 shares of its common stock, par value $0.001 per share, at a public offering price of $59.00 per share, for aggregate gross proceeds of approximately $60.77 million. SJW has also granted the underwriters a 30-day option to purchase up to an additional 154,500 shares of its common stock. The offering is expected to close on or about March 11, 2021, subject to customary closing conditions.

SJW intends to use the net proceeds from the offering to repay outstanding indebtedness and for other general corporate purposes, which may include financing infrastructure improvements, other capital expenditures and working capital.

J.P. Morgan and RBC Capital Markets are acting as book-running managers for the offering. Janney Montgomery Scott and Loop Capital Markets are serving as co-managers for the offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). The offering is being made only by means of a prospectus supplement relating to such offering, including the accompanying base prospectus. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus, the registration statement, and the other documents that the Company has filed with the SEC for more complete information about the Company and this offering. Copies of the preliminary prospectus supplement relating to the offering and the final prospectus supplement, when available, may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com; or RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, NY 10281, by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements relating to the expected use of net proceeds and closing date, which statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the effect of water, utility, environmental and other governmental policies and regulations, including actions concerning rates, authorized return on equity, authorized capital structures, capital expenditures and other decisions; (2) changes in demand for water and other services; (3) the impact of the Coronavirus (“COVID-19”) pandemic on our business operation and financial results; (4) unanticipated weather conditions and changes in seasonality; (5) climate change and the effects thereof; (6) unexpected costs, charges or expenses; (7) our ability to successfully evaluate investments in new business and growth initiatives; (8) contamination of our water supplies and damage or failure of our water equipment and infrastructure; (9) the risk of work stoppages, strikes and other labor-related actions; (10) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, hurricanes, terrorist acts, physical attacks, cyber-attacks, epidemics, pandemics or similar occurrences; (11) changes in general economic, political, business and financial market conditions; (12) the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of our outstanding indebtedness, and general market and economic conditions; and (13) legislative and general market and economic developments. The risks, uncertainties and other factors may cause the actual results, performance or achievements of SJW to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Other factors that may cause actual results, performance or achievements to materially differ are described in SJW’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. SJW undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Investors

James Lynch

Chief Financial Officer and Treasurer, SJW Group

(408)279-7966; james.lynch@sjwater.com